UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2007

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
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(Exact name of Registrant as Specified in its Charter)

Maryland	001-13417	13-3950486
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Metroplex Drive, Suite 100, Edison, New Jersey 08817
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code (732) 548-0101

N/A
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 22, 2007, Hanover Capital Mortgage Holdings, Inc. (“Hanover"), entered into a waiver related to certain provisions of the Amended and Restated Master Loan and Security Agreement ("Agreement") dated as of March 27, 2000 between Hanover and Greenwich Capital Financial Products, Inc. (“Greenwich”).

Pursuant to Section 7.09(a) of the Agreement, Hanover has agreed that it shall insure that, at all times, it maintains Tangible Net Worth of not less than $56,000,000, of which a minimum of $38,000,000 shall be comprised of Stockholder’s Equity (the “Maintenance of Tangible Net Worth Covenant”).

Greenwich issued a waiver of the Maintenance of Tangible Net Worth Covenant to Hanover on a proactive basis, based on preliminary September 30, 2007 financial information, still subject to review. Market values of Hanover’s portfolio of mortgage-backed securities have declined significantly, and in anticipation of this decline, as well as any negative impact the same could have on Hanover’s financial covenants in the Agreement, Hanover requested and Greenwich issued the waiver. Hanover will disclose the applicable financial information in its next required Form 10-Q filing for the quarter ended September 30, 2007, expected to be filed between November 8, 2007 and November 14, 2007.

Per the terms of the waiver, Greenwich has agreed to waive its rights pursuant to Section 8 of the Agreement, to declare an Event of Default under the Agreement, and has agreed that any failure to comply as of September 30, 2007, and continuing through and including December 31, 2007, shall not be deemed a breach of any representations, warranties or financial covenants in the Agreement provided no other Events of Default occur during such period.

[signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

Date: October 26, 2007	By:	/s/ Harold F. McElraft
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Harold F. McElraft, Chief Financial Officer
and Treasurer